                                                                       EXHIBIT 8


                     AMERICAN MOBILE SATELLITE CORPORATION


                     WARRANT FOR THE PURCHASE OF SHARES OF
             COMMON STOCK OF AMERICAN MOBILE SATELLITE CORPORATION
             -----------------------------------------------------


NO. __                                                       WARRANT TO PURCHASE
                                                             ____________ SHARES


     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER MATTERS AS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT (AS HEREIN DEFINED), COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

          FOR VALUE RECEIVED, AMERICAN MOBILE SATELLITE CORPORATION, a Delaware corporation (the "Company"), hereby certifies that [_____________], its successor or permitted assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, _________________ (the "Warrant Share Amount") fully paid and non-assessable shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The Warrant Share Amount is subject to adjustment from time to time as hereinafter set forth.

          (A) DEFINITIONS. Terms defined in the Securities Purchase Agreement (as herein defined) and not otherwise defined herein are used herein as therein defined. The following additional terms, as used herein, have the following meanings:

          "BOARD OF DIRECTORS" means the Board of Directors of the Company.

          "CURRENT MARKET PRICE PER COMMON SHARE" has the meaning set forth in paragraph (j)(6).

          "DULY ENDORSED" means duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

          "EXERCISE PRICE" means $0.01 per Warrant Share.

          "EXPIRATION DATE" means January 18, 2001, at 5:00 p.m. New York City time.

          "REPURCHASE WARRANT SHARE AMOUNT" means 25% of the Warrant Share Amount, as adjusted from time to time.

          "SECURITIES PURCHASE AGREEMENT" means the Securities Purchase Agreement dated January 19, 1996, among the Company, AMSC Subsidiary Corporation, the purchasers listed therein and The Toronto-Dominion Bank, as Payment Agent for such Purchasers.

          "WARRANT EXERCISE NOTICE" means the Warrant Exercise Notice forming a part hereof.

          "WARRANT MARGIN" means, on any date, the difference of (x) the greater of (A) the average of the Closing Prices on each of the 20 Trading Days immediately preceding such date and (B) the Closing Price on the Trading Day two Trading Days prior to such date, minus (y) the Exercise Price.

          "WARRANT SHARE AMOUNT" has the meaning set forth in the first paragraph hereof.

          "WARRANT SHARES" means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

          (b)  EXERCISE OF WARRANT.

               (1) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time to and including the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day; provided, however, that until May 1, 1996,
                                   --------  -------
     this Warrant may be exercised only in part for a maximum number of Warrant Shares equal to the Warrant Share Amount less the Repurchase Warrant Share Amount. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto and shall deliver to the Company this Warrant Certificate, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price.
     Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

               (2) The Exercise Price may be paid in cash or by certified or official bank check or bank cashier's check payable to the order of the Company or by any combination of such cash or check. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

               (3) If the Holder exercises this Warrant in part, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph (h) hereof as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

               (4) Except as otherwise provided in paragraph (c), upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such Permitted Transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph (g) below.

          (c) If at any time the exercise of any Warrants pursuant to paragraph
(b) would cause the Company's Alien Ownership Percentage to exceed the Accepted Alien Ownership Percentage Limitation, then in lieu of issuing shares of Common Stock pursuant to paragraph (b):

               (1) the Company shall issue to each Holder exercising Warrants at such time (each an "Exercising Holder") whose Alien Ownership Percentage is less than or equal to the Accepted Alien Ownership Percentage Limitation the number of shares of Common Stock to which such Exchanging Holder is entitled pursuant to paragraph (b);

               (2) the Company shall issue to each Exercising Holder whose Alien Ownership Percentage is greater than the Accepted Alien Ownership Percentage Limitation (each, an "Affected Exercising Holder") a number of shares of Common Stock equal to the quotient of (x) the product of (A) the number of shares of Common Stock that, immediately after giving effect to any issuances of Common Stock pursuant to the foregoing clause (1), could be issued to a Person with a 100% Alien Ownership Percentage without causing the Company's Alien Ownership Percentage to exceed the Accepted Alien Ownership Percentage Limitation, multiplied by (B) the number of shares of Common Stock to which such Affected Exercising Holder would be entitled pursuant to paragraph (b) but for the application of this paragraph (c), divided by (y) the product of (A) the aggregate number of shares of Common Stock to which all Affected Exercising Holders would be entitled pursuant to paragraph (b) but for the application of this paragraph (c), multiplied by (B) such Affected Exercising Holder's Alien Ownership Percentage; provided that in no event shall the number of shares--------of Common Stock issuable to any Affected Exercising Holder pursuant to this clause (2) exceed the number of shares of Common Stock to which such Affected Exercising Holder would have been entitled pursuant to paragraph (b) but for the application of this paragraph (c); and

               (3) the Company shall deliver by wire transfer of immediately available funds to the account of each Affected Exercising Holder specified in such Affected Exercising Holder's Exercise Notice, an amount equal to the product of (x) the number of shares of Common Stock to which such Affected Exercising Holder would have been entitled pursuant to paragraph
     (b) that are not issuable to such Affected Exercising Holder pursuant to the foregoing clause (2), multiplied by (y) the Warrant Margin on the exercise date.

          (d) Notwithstanding the provisions of paragraphs (b) and (c), in no event shall this Warrant be exercisable for an aggregate number of shares of Common Stock in excess of such number of shares (taking into account any prior exercises of Warrants, exchanges of Notes and conversions of Preferred Stock) as would require the approval of the Company's shareholders pursuant to Section 6(i)(1)(d) of Schedule D to the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD Limit") unless the Company's shareholders have, prior to any exercise of this Warrant that would require the issuance of Common Stock in excess of the NASD Limit (taking into account any prior exercises of Warrants, exchanges of Notes and conversions of Preferred Stock) approved the exercise of Warrants for an aggregate number of shares of Common Stock in excess of the NASD Limit. If, upon any exercise of this Warrant, shares of Common Stock that would otherwise be issuable upon such exercise are not issuable due to the provisions of the foregoing sentence, then in lieu of issuing shares of Common Stock pursuant to paragraph (b) or (c):

               (i) the Company shall issue the maximum number of shares of Common Stock, if any, issuable up to the NASD Limit (taking into account any prior exercises of Warrants, exchanges of Notes and conversions of Preferred Stock), pro rata in proportion to the number of shares of Common Stock to which each holder of Warrants exercising Warrants at such time (each an "Exercising Holder") would be entitled but for the provisions of this paragraph (d); and

               (ii) the Company shall deliver by wire transfer of immediately available funds to the account of each Exercising Holder specified in such Exercising Holder's Exercise Notice, an amount equal to the product of (x) the number of shares of Common Stock to which such Exercising Holder would have been entitled pursuant to the foregoing paragraphs (b) and (c) that are not issuable to such Exercising Holder pursuant to the foregoing clause
     (i), multiplied by the Warrant Margin.

          (E) RESTRICTIVE LEGEND. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate to the extent that and for so long as such legend is required pursuant to the Securities Purchase Agreement.

          (F) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except to the extent set forth in the Securities Purchase Agreement.

          (G) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share (as defined in paragraph (j)(6)) at the date of such exercise.

          (H)  EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT.

               (i) This Warrant Certificate and all rights hereunder are not transferable by the registered holder hereof other than in accordance with the Securities Purchase Agreement. Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

               (ii) Subject to compliance with the Securities Purchase Agreement, the Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to assign and transfer this Warrant, at any time in whole or from time to time in part, to any Person or Persons. Subject to the preceding sentence, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.

          (i) LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

          (J)  ANTI-DILUTION PROVISIONS.

               (1) In case the Company shall at any time after the date hereof
     (i) declare a dividend or make a distribution on Common Stock payable in Common Stock, (ii) subdivide, split or reclassify the outstanding Common Stock into a larger number of shares, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case the Warrant Share Amount shall be adjusted to equal the number of shares to which the holder of this Warrant would have been entitled upon the occurrence of such event if this Warrant had been exercised immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

               (2) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (I) upon exercise of the Warrants, exchange of the Notes or conversion of the Preferred Stock, (II) pursuant to the Company's Employee Stock Purchase Plan, Employee Stock Option Plan, Non-Employee Director Stock Ownership Plan or 401(k) Plan or pursuant to any similar Common Stock related employee compensation plan of the Company approved by the Company's Board of Directors (III) upon exercise of any of the warrants set forth in Section 3.7 of the Disclosure Schedule or (IV) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraphs (j)(3) or (j)(4) hereof) without consideration or for a consideration per share less than the Current Market Price Per Common Share, the Warrant Share Amount to be in effect after such issuance or sale shall be determined by multiplying the Warrant Share Amount in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Market Price Per Common Share immediately prior to such issuance or sale, and the denominator of which shall be the sum of (x) the aggregate consideration, if any, to be received by the Company upon such issuance or sale and (y) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Market Price Per Common Share immediately prior to such issuance or sale. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company; provided that
                                                                   --------
     if the Holder shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to the Holder to determine such fair market value. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

               (3) In case the Company shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date shares of Common Stock (or securities convertible into share of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Warrant Share Amount shall be adjusted pursuant to paragraph (j)(2) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (j)(2) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph (j)), the Warrant Share Amount shall again be adjusted to be the Warrant Share Amount which would then be in effect if such record date had not been fixed, in the former event, or the Warrant Share Amount which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

               (4) In case the Company shall issue rights, options (other than options issued pursuant to a plan described in clause I of paragraph
     (j)(2)) or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities (other than the Notes and Preferred Stock), and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Current Market Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Warrant Share Amount shall be adjusted pursuant to paragraph (j)(2) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (j)(2) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph (j)), the Warrant Share Amount shall again be adjusted to be the Warrant Share Amount which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Warrant Share Amount which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Warrant Share Amount shall be made pursuant to this paragraph (j)(4) to the extent that the Warrant Share Amount shall have been adjusted pursuant to paragraph (j)(3) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

               (5) In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph (j)(3) hereof), the Warrant Share Amount to be in effect after such record date shall be determined by multiplying the Warrant Share Amount in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Common Share, and the denominator of which shall be such Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in paragraph (j)(2) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Share Amount shall again be adjusted to be the Warrant Share Amount which would then be in effect if such record date had not been fixed.

               (6) For the purpose of any computation under paragraph (c) or paragraph (j)(2), (3), (4) or (5) hereof, on any determination date the Current Market Price Per Common Share shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive trading days immediately prior to such date. "Daily Price" means (1) if the shares of such class of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (2) if the shares of such class of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (4) if the shares of such class of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. If on any determination date the shares of such class of Common Stock are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as determined by the Board of Directors. If the Holder shall object to any determination by the Board of Directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of the applicable class of Common Stock as determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to the Holder. For purposes of any computation under this paragraph (j), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

               (7) No adjustment in the Warrant Share Amount shall be required unless such adjustment would require an increase or decrease of at least one percent of such amount; provided that any adjustments which by reason
                                 --------
     of this paragraph (j)(7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (j) shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be.

               (8) In the event that, at any time as a result of the provisions of this paragraph (j), the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

          (K) CONSOLIDATION, MERGER, OR SALE OF ASSETS. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (k) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph (k) shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

          (L) NOTICES. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder, the Company or the Shareholder Representative, as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

If to the Company:        American Mobile Satellite
                           Corporation
                          10802 Parkridge Blvd.
                          Reston, VA 22091
                          Telecopy:  (703) 758-6142
                          Attention: Randy Segal,
                                     General Counsel

If to the Holder:         [Holder]
                          [Address]
                          [Address]
                          Telecopy:
                          Attention:


Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

          (M) RIGHTS OF THE HOLDER. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

          (N) GOVERNING LAW. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

          (O) AMENDMENTS; WAIVERS. Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of January 19, 1996.

                                    ISSUER



                                    By   ______________________________
                                         Name:
                                         Title:

Acknowledged and Agreed:

HOLDER



By   ___________________________
     Title:

                            WARRANT EXERCISE NOTICE

               (To be delivered prior to exercise of the Warrant
            by execution of the Warrant Exercise Subscription Form)


To:  American Mobile Satellite Corporation
     10802 Parkridge Blvd.
     Reston, VA 22091

          The undersigned hereby notifies you of its intention to exercise the Warrant to purchase shares of Common Stock, par value $.01 per share, of American Mobile Satellite Corporation. The undersigned intends to exercise the Warrant to purchase _____________ shares (the "Shares") at $0.01 per Share. The undersigned intends to pay the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check) as indicated below.

          The undersigned hereby certifies that to the best of its knowledge its Alien Ownership Percentage as of the date hereof is ___________________.

Date:_______________, _____.



                              _______________________________________________
                              (Signature of Owner)


                              _______________________________________________
                              (Street Address)


                              _______________________________________________
                              (City)     (State)                   (Zip Code)


Payment:  $________________cash

          $________________check

                       WARRANT EXERCISE SUBSCRIPTION FORM

               (To be executed only upon exercise of the Warrant
                   after delivery of Warrant Exercise Notice)


To:  American Mobile Satellite Corporation
     10802 Parkridge Blvd.
     Reston, VA 22091

          The undersigned irrevocably exercises the Warrant for the purchase of shares (the "Shares") of Common Stock, par value $.01 per share, of American Mobile Satellite Corporation (the "Company") at $0.01 per Share and herewith
makes payment of $         (such payment being made in cash or by certified or
official bank or bank cashier's check payable to the order of the Company or by any permitted combination of such cash or check), all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date:_________, ____.



                              ___________________________________________
                              (Signature of Owner)


                              ___________________________________________
                              (Street Address)


                              ___________________________________________
                              (City)     (State)               (Zip Code)

Securities and/or check to be issued to:


Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:


Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:


Street Address:


City, State and Zip Code:

                            WARRANT ASSIGNMENT FORM
                            -----------------------


                                                         Dated ____________, ___

          FOR VALUE RECEIVED,___________________________________________________
hereby sells, assigns and transfers unto _______________________________________
______________________________________________________________ (the "Assignee"),
(please type or print in block letters)

________________________________________________________________________________
                                (insert address)

its right to purchase up to ________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.



                                    ____________________________________________
                                    Signature